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                                Exhibit 10(15)
        Second Amendment to Business Loan Agreement between Registrant and Bank of America, Texas, N.A., dated October 16, 1997
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                                                                   Exhibit 10.15

[LOGO BANK OF AMERICA]

                                                          Amendment to Documents
================================================================================
     SECOND AMENDMENT TO BUSINESS LOAN AGREEMENT (RECEIVABLES AND INVENTORY)

This Second Amendment to Business Loan Agreement (Receivables and Inventory) is entered into as of September 22, 1997, between Bank of America Texas, N.A. ("Bank") and Aztec Manufacturing Co. ("Borrower").

                                   RECITALS
                                   --------

A. WHEREAS, Bank and Borrower have entered into that certain Business Loan Agreement (Receivables and Inventory) dated June 28, 1996, and amended on February 12, 1997 (collectively the "Agreement"); and

B   WHEREAS, Borrower and Bank desire to amend certain terms and provisions of said Agreement as more specifically hereinafter set forth.

                                    AGREED
                                    ------

NOW, THEREFORE, in consideration of the foregoing recitals and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower mutually agree to amend said Agreement as follows:

1. Paragraph 2.5 (Letters of Credit) of the Agreement is amended and restated in its entirety to read as follows:

     2.5 Letters of Credit. This line of credit may be used for financing standby and/or commercial letters of credit with a maximum maturity not to exceed one year beyond the Expiration Date. The aggregate face amount of all letters of credit outstanding at any one time (including amounts drawn on letters of credit and not yet reimbursed) may not exceed Two Million and no/100 Dollars ($ 2,000,000,00).

          (a) any sum drawn under a letter of credit may, at the option of the Bank, be added to the principal amount outstanding under the line of credit pursuant to this Agreement. Such amount will bear interest and be due as described elsewhere in this Agreement;

          (b) if there is a default under this Agreement, to immediately prepay and make the Bank whole for any outstanding letters of credit:

          (c) the issuance of any letter of credit and any amendment to a letter of credit is subject to the Banks written approval and must be in form and content satisfactory to the Bank and in favor of a beneficiary.

          (d) to sign the Bank's form application and Agreement for Standby Letter of Credit in connection with and as a condition to the issuance of each letter of credit;

          (e) to pay any issuance and/or other fees that the Bank notifies the Borrower will be charged for issuing and processing letters of credit for the Borrower;

          (f) to allow the Bank to automatically charge its checking account for applicable fees, discounts, and other charges arising or accrued in respect of the Letters of Credit; and

          (g) to pay the Bank a non-refundable fee equal to 1% per annum of the outstanding undrawn amount of each standby letter of credit, payable quarterly in advance, calculated on the basis of the face amount outstanding on the day the fee is calculated.

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 2.  Paragraph 8.22 (c), (iv) (Additional Negative Covenants) of the Agreement
     is amended and restated to read as follows:

     (iv) the aggregate cash consideration paid in connection with all such transactions does not exceed Five Million Dollars
               ($5,000,000.00), from September 18, 1997 forward, for Borrower and the Guarantors in the aggregate during the entire term of this Agreement.

This Amendment will become effective as of the date first written above, provided that each of the following conditions precedent have been satisfied in a manner satisfactory to Bank:

     The Bank has received from the Borrower a duly executed original of this Amendment, together with a duly executed Guarantor Acknowledgment and Consent in the form attached hereto (the "Consent").

Except as provided in this Amendment, all of the terms and provisions of the Agreement and the documents executed in connection therewith shall remain in full force and effect. All references in such other documents to the Agreement shall hereafter be deemed to be references to the Agreement as amended hereby.

THIS WRITTEN AMENDMENT AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

I WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first written above.


BANK OF AMERICA TEXAS, N.A.

                                          Aztec Manufacturing Co.

By: /s/ Donald Hellman
   ---------------------------
Donald Hellman, Vice President

                                          By: /s/ Dana Perry
                                              ------------------------------
                                          Dana Perry, Vice President/Finance

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